                                                                 EXHIBIT (h)(15)



                             SCHEDULE OF PORTFOLIOS
                                AGENCY AGREEMENT

                              Blue Chip Portfolio
                          Aggressive Growth Portfolio
                          Aggressive Equity Portfolio
                           Emerging Markets Portfolio
                         Diversified Research Portfolio
                           Small-Cap Equity Portfolio
                       International Large-Cap Portfolio
                                Equity Portfolio
                           I-Net Tollkeeper Portfolio
                          Financial Services Portfolio
                           Health Sciences Portfolio
                              Technology Portfolio
                          Telecommunications Portfolio
                            Multi-Strategy Portfolio
        Large-Cap Core Portfolio (formerly the Equity Income Portfolio)
                              Growth LT Portfolio
                           Strategic Value Portfolio
                              Focused 30 Portfolio
                            Mid-Cap Value Portfolio
                         International Value Portfolio
                        Capital Opportunities Portfolio
                            Mid-Cap Growth Portfolio
                            Global Growth Portfolio
                             Equity Index Portfolio
                           Small-Cap Index Portfolio
                                 REIT Portfolio
                             Managed Bond Portfolio
                          Inflation Managed Portfolio
                             Money Market Portfolio
                           High Yield Bond Portfolio
                            Equity Income Portfolio
                               Research Portfolio
                           Large-Cap Value Portfolio

Effective January 1, 2002 agreed to and accepted by:


PACIFIC SELECT FUND

Attest: /s/ AUDREY L. MILFS             By: /s/ THOMAS C. SUTTON
       ______________________________      __________________________________
       Name:  Audrey L. Milfs              Name:  Thomas C. Sutton
       Title: Secretary                    Title: Chairman of the Board and
                                                  Trustee

PACIFIC LIFE INSURANCE COMPANY




Attest: /s/ Audrey L. Milfs               By: /s/ Thomas C. Sutton
        _______________________________      ______________________________
        Name:  Audrey L. Milfs               Name:  Thomas C. Sutton
        Title: Secretary                     Title: Chairman & CEO


Attest: /s/ Audrey L. Milfs               By: /s/ Glenn S. Schafer
        _______________________________      ______________________________
        Name:  Audrey L. Milfs               Name:  Glenn S. Schafer
        Title: Secretary                     Title: President